Exhibit 10.18

THIS AMENDED AND RESTATED GUARANTY AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN GUARANTY DATED AS OF OCTOBER 23, 2018 (THE “EXISTING GUARANTY”), EXECUTED BY FOUR SPRINGS CAPITAL TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, AS REIT GUARANTOR, AND THE SUBSIDIARY GUARANTORS NAMED THEREIN FOR THE BENEFIT OF CITIZENS BANK, NATIONAL ASSOCIATION (“EXISTING AGENT”), AND THE LENDERS (AS DEFINED THEREIN). AS FURTHER SET FORTH IN THAT CERTAIN RESIGNATION, ASSIGNMENT OF RIGHTS, AND AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT OF EVEN DATE HEREWITH, EXISTING AGENT HAS RESIGNED IN ITS CAPACITY AS AGENT AND AS A LENDER UNDER THE EXISTING CREDIT AGREEMENT (AS DEFINED THEREIN), AND M&T BANK HAS BEEN APPOINTED AS THE AGENT FOR THE AMENDED AND RESTATED REVOLVING CREDIT FACILITY.

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY dated as of October 30, 2020 (this “Guaranty”), executed and delivered by FOUR SPRINGS CAPITAL TRUST, a Maryland real estate investment trust (“REIT Guarantor”), and each of the undersigned Subsidiaries of the Borrower (as hereinafter defined) listed on Schedule I hereof (“Subsidiary Guarantor”; Subsidiary Guarantor, any other Person that may join in this Guaranty from time to time as an “Additional Guarantor” pursuant to Section 22, and REIT Guarantor, each a “Guarantor”, and collectively, the “Guarantors”), in favor of M&T BANK, a New York banking corporation, in its capacity as administrative agent (the “Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), by and among FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the Subsidiary Guarantors and REIT Guarantor, and the financial institutions party thereto and their assignees in accordance therewith (the “Lenders”), and the Agent. Capitalized terms used herein and not otherwise defined herein (including Section 31 hereof) shall have the meanings set forth in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and Guarantors, though separate legal entities, are members of an affiliated group of companies that includes the Borrower and Guarantors, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein;

WHEREAS, each Subsidiary Guarantor’s guarantee of the Borrower’s obligations to Agent and the Lenders under this Guaranty shall be secured by a certain Mortgage respecting the Borrowing Base Property of such Subsidiary Guarantor, and each of the Assignments of Leases and Rents from such Subsidiary Guarantor to the Agent, as such Mortgages and Assignment of Leases and Rents may be modified or amended; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance of (a) all Obligations and Hedge Obligations of each Borrower under the Credit Agreement and the other Loan Documents, including all such Obligations which shall become due but for the operation of any Debtor Relief Law (for the purposes of this Guaranty, Obligations shall exclude all Excluded Swap Obligations). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Agent and the other Lenders shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor, any other Credit Party, or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any Borrower, any other Guarantor, any other Credit Party, or any other Person; or (c) to make demand of any Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations, and each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against any Borrower or any other Guarantor as provided by any legal requirement of any Governmental Authority.

The obligations of each Guarantor under this Guaranty shall be secured by the Mortgages and Assignments of Leases and Rents.

Section 3. Guaranty Absolute. Each Guarantor guarantees, jointly and severally, that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. Upon the failure by the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent, for the benefit of the Lenders, or such other Person as designated thereby in cash the amount of such unpaid Obligations. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance in full of the Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement)), including, without limitation, the following (whether or not any Guarantor consents thereto or has notice thereof):

(1)            (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of the foregoing;

(2)            any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(3)            any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations other than the irrevocable payment in full of the Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement);

(4)            any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of any Borrower;

(5)            any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, any Borrower, or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(6)            any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

(7)            any failure of the Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Credit Party (whether in an Insolvency Proceeding or otherwise) under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Obligations;

(8)            any act or failure to act by any Borrower or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against any Borrower or another Guarantor to recover payments made under this Guaranty;

(9)            any application of sums paid by any Borrower or any other Person with respect to the liabilities of any Borrower to the Agent or the Lenders, regardless of what liabilities of any Borrower remain unpaid;

(10)          any defect, limitation or insufficiency in the borrowing powers of any Borrower or in the exercise thereof;

(11)          any change in the corporate existence, structure or ownership of the Borrower or any other Credit Party;

(12)          any statement, representation or warranty made or deemed made by or on behalf of any Borrower, any Guarantor or any other Credit Party under any Loan Document or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(13)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder (other than the irrevocable payment in full of the Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement)).

The value of the consideration received and to be received by each Guarantor is reasonably worth at least as much as the liability and obligation of each Guarantor incurred or arising under the Loan Documents. Each Guarantor has determined that such liability and obligation may reasonably be expected to substantially benefit each Guarantor directly or indirectly. Each Guarantor has had full and complete access to the underlying papers relating to the Loan and all of the Loan Documents, has reviewed them and is fully aware of the meaning and effect of their contents. Each Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Each Guarantor has adequate means to obtain from each other Credit Party on a continuing basis information concerning such other Credit Party’s financial condition, and is not depending on the Agent or the Lenders to provide such information, now or in the future. Each Guarantor agrees that neither the Agent nor any of the Lenders shall have any obligation to advise or notify each Guarantor or to provide each Guarantor with any data or information regarding any other Credit Party.

Section 4. Action with Respect to Obligations. The Lenders and the Agent may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any remedy, power or privilege against any Credit Party or any other Person (including, without limitation, any other Guarantor), whether under the Loan Documents or at law, equity or otherwise; and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Subject to the terms of the Credit Agreement, each Guarantor will comply with all covenants which the Borrower are to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from the Guarantors, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Obligations. Each Guarantor agrees that this Guaranty and each Guarantor’s obligations hereunder shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time any payment of the principal of or interest under the Loans, the Note or any other amount payable by any Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, and in any such case, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 10. Subrogation. Until all of the Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement) shall have been indefeasibly paid in full, any right of subrogation that any Guarantor may have shall be subordinate to the rights of Agent and the other Lenders and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against any Borrower or any other Credit Party, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

Section 11. Payments Free and Clear. All sums payable by any Guarantor hereunder shall be made free and clear of and without deduction for any tax or other charge; provided that if any Guarantor shall be required by applicable law to deduct any taxes or other charge from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Each applicable Guarantor shall promptly provide the Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

Section 12. Set-off. Each Guarantor hereby grants to Agent, on behalf of the Lenders, a security interest in and lien on all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent to or for the credit or the account of any Guarantor. The Agent and each Lender is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding any funds held by any Borrower on behalf of tenants or other third parties at any time held and other obligations at any time owing by such Person to or for the credit or the account of any Guarantor) against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Agent or Lender then due and payable. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise the aforesaid rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of any Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from any Borrower or any other Guarantor (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement); provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from any Borrower, any other Guarantor, or any other Person on account of or in any manner in respect of any Junior Claim until all of the Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement) have been indefeasibly paid in full. If any Guarantor shall receive any direct or indirect payment (in cash, property, securities by setoff or otherwise) with respect to a Junior Claim at any time when an Event of Default shall have occurred and be continuing, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

Section 14. Acknowledgement of Benefits; Contribution; Avoidance Provisions.

(a)            Acknowledgement of Benefits. Each Guarantor acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by the Lenders to the Borrower pursuant to the Credit Agreement; that the benefits received by each Guarantor are reasonably equivalent consideration for such Guarantor's execution of this Guaranty; and that such benefits include, without limitation, the access to capital afforded to the Borrower pursuant to the Credit Agreement from which the activities of such Guarantor will be supported, as applicable. Each Guarantor is executing this Guaranty and the other Loan Documents in consideration of those benefits received by it. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, each Guarantor's liability under this Guaranty is in addition to any and all other liability such Guarantor may have in any other capacity, including without limitation, any other credit facilities or guaranties between and among Agent, Lenders and such Guarantor in connection with the Borrower.

(b)            Contribution. Each Guarantor hereby agrees that, in connection with payments made hereunder, such Guarantor shall have a right of contribution from each other guarantor of the Obligations in accordance with applicable law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement) have been indefeasibly and irrevocably paid in full, and none of the Guarantors shall exercise any such contribution rights until the Obligations (other than contingent indemnification obligations for which no claim shall have been made under the applicable provisions of the Credit Agreement) have been indefeasibly and irrevocably paid in full.

(c)            Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Insolvency Proceeding with respect to any Credit Party, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Insolvency Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Insolvency Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Insolvency Proceeding are referred to as the “Avoidance Provisions.” Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor  hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, the other Guarantors, the other Credit Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401.

Section 17. Jurisdiction; Venue; JURY WAIVER.

(a)            EACH PARTY HERETO HEREBY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). EACH PARTY HERETO FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS GUARANTY AND (ii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF ANY GUARANTOR EXIST AND EACH OF THE GUARANTORS CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. EACH GUARANTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FOREGOING CHOICE OF NEW YORK LAW WAS A MATERIAL INDUCEMENT TO THE AGENT AND THE LENDERS IN ENTERING INTO THE CREDIT AGREEMENT AND IN MAKING THE LOANS THEREUNDER. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT

AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON IT BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 26 HEREOF.

(b)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS SECTION WITH LEGAL COUNSEL AND THAT EACH PARTY AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

Section 18. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies; No Marshaling. No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy. The Agent has no obligation to marshal any assets in favor of any Guarantor, or against or in payment of (a) any of the Obligations, or (b) any other obligation owed to the Agent or Lenders by any Guarantor, any Borrower or any other Person.

Section 20. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any portion of the Obligations, or grant or sell participation in the Loan, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding any Borrower or any Guarantor or their Subsidiaries. No Guarantor may assign or transfer its obligations hereunder to any Person.

Section 21. Amendments. No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Agent and each Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 22. Additional Guarantors. The initial Guarantors hereunder shall be each of the Subsidiaries of Borrower that are signatories hereto, which are listed on Schedule I attached hereto. From time to time after the date hereof, additional Subsidiaries of the Borrower may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a Guaranty Joinder Agreement in the form of Exhibit A attached hereto. Upon delivery of any such Guaranty Joinder Agreement to Agent, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor hereunder and shall be a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Agent not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder.

Section 23. Release of Guarantors. Each applicable Guarantor shall be released from its obligations under this Guaranty as and when provided in Section 5.6 of the Credit Agreement. Upon Borrower’s request, Agent shall confirm the release of any applicable Guarantor by the execution of a Release of Guarantor in the form of Exhibit B attached hereto (the “Release of Guarantor”). Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

Section 24. Payments. All payments made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date that is one (1) Business Day after written demand therefor to such Guarantor by the Agent.

Section 25. Indemnification and Expenses.

(a)            Without limiting or duplicating any of their indemnification obligations under the Credit Agreement or the other Loan Documents, each of the Guarantors, jointly and severally, shall indemnify the Agent (and any sub-agent thereof), each Lender, their Affiliates, and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of each of the foregoing (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Guarantor or any other Credit Party to the extent arising out of, in connection with, or as a result of, (i) the execution or delivery of this Guaranty, the Credit Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and their affiliate Indemnitees only, the administration of this Guaranty, the Credit Agreement and the other Loan Documents, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Guarantor or any other Credit Party or any of the Credit Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, and regardless of whether any Indemnitee is a party thereto, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, Borrower and the Guarantors agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of Borrower or any Guarantor under this Section 25 are unenforceable for any reason, Borrower and each Guarantor hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 25 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder for a period of one year.

(b)            Subject to, and as limited by, Section 15 of Credit Agreement, the Guarantors, jointly and severally, agree to pay to the Agent upon demand the amount of any and all reasonable, out-of-pocket costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with the administration of this Guaranty, including, without limitation, any such costs and expenses incurred in the preservation, protection, or enforcement of any rights of the Agent or any Lender in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

(c)            To the fullest extent permitted by applicable Law, each party hereby waives any right it may have to claim or recover in any such litigation any special, indirect or consequential damages and to the extent permitted by applicable law, punitive or any damages other than, or in addition to, actual damages (other than as actually claimed against the Agent or any Lender by third parties as a result of any action or omission by a Credit Party as to which the Agent or such Lender is entitled to indemnification hereunder (i.e., direct and actual damages of agent or any such Lender)). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Guaranty, the Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)            The agreements in this Section 25 shall survive the resignation of the Agent, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 26. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Credit Agreement and, with respect to each Guarantor, at the following address:

c/o Four Springs Capital Trust

1901 Main Street

Lake Como, New Jersey 07719

Attn: John Warch

Email: [***]

with a copy to:

Duane Morris 1540 Broadway

New York, New York 10036

Attn: Larry Hughes, Esq.

Email: [***]

Section 27. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “OBLIGATIONS” AND ALL OF THE OTHER OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 28. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 29. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 30. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under this Guaranty and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 30 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 30 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 30 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends that this Section 30 constitute, and this Section 30 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

Section 31. Definitions.

(a)	For the purposes of this Guaranty:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Insolvency Proceeding” means, with respect to any Person, any of the following: (i) a voluntary or involuntary case concerning such Person shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of such Person; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to such Person; (iv) such Person is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) such Person makes a general assignment for the benefit of creditors; (vii) such Person shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) such Person shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) such Person shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by such Person for the purpose of effecting any of the foregoing.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 or such other Credit Party as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Credit Party” means each Credit Party that is a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 30.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b)            Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 32. Amending and Restating. This Guaranty amends and restates the Existing Guaranty in its entirety. The obligations of the Guarantors under the Existing Guaranty shall continue in full force and effect as obligations under this Guaranty, and are not paid, satisfied, released, discharged or novated.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

REIT GUARANTOR:

FOUR SPRINGS CAPITAL TRUST, a Maryland real estate investment trust

By:	/s/ John E. Warch
Name: John E. Warch
Title: Chief Financial Officer

[Signature Page to Amended and Restated Guaranty]

SUBSIDIARY GUARANTORS:

FSC AARONS SNYDER TX, LLC, FSC AAP GARNER NC, LLC, FSC AZ AURORA IL, LLC,
FSC BPS LONGMONT CO, LLC,
FSC BPS AMERICAN FORK UT, LLC, FSC BR LISLE IL, LLC,
FSC DAW AUKESHA WI, LLC, FSC DG CHARLOTTE NC, LLC, FSC DG EDEN NC, LLC,
FSC DG ELIZABETH CITY NC, LLC, FSC DG FORT BRADEN FL, LLC, FSC DG GA, LLC,
FSC DG PENSACOLA FL, LLC, FSC DG SAVANNAH GA, LLC, FSC DG WINTER HAVEN FL, LLC, FSC FMC-FD MEMPHIS TN, LLC, FSC FD MEMPHIS TN, LLC,
FSC FD GA, LLC,
FSC FD TYLER TX, LLC,
FSC FD WICHITA LINCOLN KS, LLC, FSC FD WICHITA OLIVER KS, LLC, FSC FX ALAMOSA CO, LLC,
FSC FX JACKSON MI, LLC, FSC ORLY AL, LLC,
FSC SB NORTH SYRACUSE NY, LLC, FSC TSC BROOKSVILLE FL, LLC,
FSC CON STERLING HEIGHTS MI, LLC, FSC CON VAN BUREN MI, LLC,
FSC DMG SEABROOK NH, LLC, FSC MCO ST. LOUIS MO, LLC, FSC SK CHANDLER AZ, LLC, FSC AB LYNDALE MN, LLC,
FSC AB SOUTH SEVENTH MN, LLC, FSC GRM LUFKIN FRANK TX, LLC, FSC GRM 2601 NORTH TX, LLC, FSC GRM 4101 NORTH TX, LLC,
FSC GRM LUFKIN MEDFORD TX, LLC, FSC GRM 5105 TROUP TYLER TX, LLC, FSC GRM JASPER GIBSON TX, LLC, FSC ZCW LYNCHBURG VA, LLC,
FSC ZCW ROANOKE VA, LLC, FSC TRA ESCANABA MI, LLC,
FSC TRA WHITMORE LAKE MI, LLC, FSC ZCW ST. CHARLES MO, LLC,

[Signature Page to Amended and Restated Guaranty]

FSC ZCW ST. PETERS MO, LLC,
FSC ZCW CHARLOTTE TYVOLA NC, LLC, FSC ZCW CHARLOTTE WILKINSON NC, LLC, FSC ZCW EDWARDS VILLE IL, LLC,
FSC BPS TUCSON AZ, LLC,
FSC AAP BLOOMINGTON IL, LLC, and FSC CC MENTOR OH, LLC,
each a Delaware limited liability company

By:	Four Springs Capital Trust Operating Partnership, LP., a Delaware limited partnership, their manager

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:	/s/ John E. Warch
Name: John E. Warch
Title: Chief Financial Officer

FSC BRI BIRMINGHAM AL, LLC,
a Delaware limited liability company

By:	Four Springs Acquisitions, LLC, a Delaware limited liability company, its manager

By:	/s/ John E. Warch
Name: John E. Warch
Title: Chief Financial Officer

FOUR SPRINGS ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ John E. Warch
Name: John E. Warch
Title: Chief Financial Officer

[Signature Page to Amended and Restated Guaranty]

SCHEDULE I

INITIAL SUBSIDIARY GUARANTORS

1.	FSC Aarons Snyder TX, LLC
2.	FSC AAP Garner NC, LLC
3.	FSC AZ Aurora IL, LLC
4.	FSC BPS Longmont CO, LLC
5.	FSC BPS American Fork UT, LLC
6.	FSC BR Lisle IL, LLC
7.	FSC DA Waukesha WI, LLC
8.	FSC DG Charlotte NC, LLC
9.	FSC DG Eden NC, LLC
10.	FSC DG Elizabeth City NC, LLC
11.	FSC DG Fort Braden FL, LLC
12.	FSC DG GA, LLC
13.	FSC DG Pensacola FL, LLC
14.	FSC DG Savannah GA, LLC
15.	FSC DG Winter Haven FL, LLC
16.	FSC FMC-FD Memphis TN, LLC
17.	FSC FD Memphis TN, LLC
18.	FSC FD GA, LLC
19.	FSC FD Tyler TX, LLC
20.	FSC FD Wichita Lincoln KS, LLC
21.	FSC FD Wichita Oliver KS, LLC
22.	FSC FX Alamosa CO, LLC
23.	FSC FX Jackson MI, LLC
24.	FSC ORLY AL, LLC
25.	FSC SB North Syracuse NY, LLC

Schedule I

26.	FSC TSC Brooksville FL, LLC
27.	FSC CON Sterling Heights MI, LLC
28.	FSC CON Van Buren MI, LLC
29.	FSC DMG Seabrook NH, LLC
30.	FSC MCO St. Louis MO, LLC
31.	FSC SK Chandler AZ, LLC
32.	FSC AB Lyndale MN, LLC
33.	FSC AB South Seventh MN, LLC
34.	FSC GRM Lufkin Frank TX, LLC
35.	FSC GRM 2601 North TX, LLC
36.	FSC GRM 4101 North TX, LLC
37.	FSC GRM Lufkin Medford TX, LLC
38.	FSC GRM 5105 Troup Tyler TX, LLC
39.	FSC GRM Jasper Gibson TX, LLC
40.	FSC ZCW Lynchburg VA, LLC
41.	FSC ZCW Roanoke VA, LLC
42.	FSC TRA Escanaba MI, LLC
43.	FSC TRA Whitmore Lake MI, LLC
44.	FSC ZCW St. Charles MO, LLC
45.	FSC ZCW St. Peters MO, LLC
46.	FSC ZCW Charlotte Tyvola NC, LLC
47.	FSC ZCW Charlotte Wilkinson NC, LLC
48.	FSC ZCW Edwardsville IL, LLC
49.	FSC BRI Birmingham AL, LLC
50.	FSC BPS Tucson AZ, LLC,
51.	FSC AAP Bloomington IL, LLC
52.	FSC CC Mentor OH, LLC
53.	Four Springs Acquisitions, LLC

Schedule I

EXHIBIT A

FORM OF GUARANTY JOINDER AGREEMENT

Date:_____________, _____

To: M&T Bank, as Agent Ladies and Gentlemen:

This Guaranty Joinder Agreement is made and delivered pursuant to Section 22 of that certain Amended and Restated Guaranty, dated as of October 30, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty”), by FOUR SPRINGS CAPITAL TRUST, a Maryland real estate investment trust (“REIT Guarantor”), and certain subsidiaries of Borrower (each a “Subsidiary Guarantor” and, together with REIT Guarantor, individually and collectively, the “Guarantors”) party thereto, in favor of M&T Bank, a New York banking corporation, as Agent. All capitalized terms used in this Guaranty Joinder Agreement and not otherwise defined herein shall have the meanings assigned to them in the Guaranty.

Each of ______________([the][each, an] “Additional Guarantor”) hereby confirms, represents and warrants to the Agent and the Lenders that the Additional Guarantor is a Subsidiary of Borrower.

By executing and delivering this Guaranty Joinder Agreement, [the][each] Additional Guarantor, as provided in Section 22 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

Effective as of the date of this Guaranty Joinder Agreement, [the][each] Additional Guarantor confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Guaranty. [The][Each] Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guaranty is true and correct on and as the date hereof as if made on and as of such date, except to the extent any such representation or warranty (including any such representation or warranty contained in the Credit Agreement) was expressly made as of an earlier date, in which case such representation or warranty was true and correct as of such earlier date.

This Guaranty Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

THIS GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401.

Exhibit A - Guaranty Joinder Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Joinder Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Signature Page to Guaranty Joinder Agreement

EXHIBIT B

FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Agent, for itself and on behalf of each of the Lenders (as defined in the Guaranty), hereby releases and discharges ___________________from any and all obligations and liabilities of ____________________to the Agent and the Lenders under that certain Amended and Restated Guaranty dated as of October 30, 2020, executed by FOUR SPRINGS CAPITAL TRUST, a Maryland real estate investment trust, and certain subsidiaries of FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, described therein in favor of the Agent and the Lenders defined therein (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty”)

M&T BANK, a New York banking corporation, as Agent

By:
Name:
Title:

Exhibit B – Release of Guarantor